UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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VIISAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting (the “Meeting”) of the Shareholders of Viisage Technology, Inc. (“Viisage”), to be held on Tuesday, May 13, 2003. Your Board of Directors and management look forward to greeting those of you who are able to attend.

Our 2003 Annual Report is enclosed. I hope you will read it carefully. I have also enclosed our Notice of the 2003 Annual Meeting, Proxy Statement, and proxy card.

At the Meeting, your Board of Directors will be asking you to ratify the Board of Directors’ decision to fix the number of directors at eight and the number of Class I directors at three, to vote for two Class I directors, to approve an amendment to Viisage’s 1996 Management Stock Option Plan increasing the number of shares available for issuance thereunder, and to ratify the selection of Viisage’s independent public accountants, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes “FOR” each of the items described above.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. If you attend the Meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely,

Denis K. Berube

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

30 Porter Road

Littleton, Massachusetts 01460

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The 2003 Annual Meeting of the Shareholders of Viisage Technology, Inc. (“Viisage”) will be held at 1:30 p.m. on Tuesday, May 13, 2003 in the Rooftop Ballroom of the Omni Parker House, 60 School Street, Boston, Massachusetts. The Meeting is being held for the following purposes:

1.	To ratify the Board of Directors’ decision to fix the number of directors at eight and the number of Class I directors at three;

2.	To elect two Class I directors for three year terms;

3.	To approve an amendment to Viisage’s 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder from 3,807,100 to 4,807,100;

4.	To ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2003; and

5.	To transact such other business as may properly come before the Meeting.

Shareholders of record at the close of business on March 27, 2003, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

The enclosed proxy card, Proxy Statement, and Viisage’s 2002 Annual Report are being sent to you along with this Notice.

By Order of the Board of Directors

Charles J. Johnson

Secretary

April 16, 2003

VIISAGE TECHNOLOGY, INC.

PROXY STATEMENT

FOR THE

2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2003

INFORMATION ABOUT SOLICITATION AND VOTING

General

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the “Company” or “Viisage”), for the 2003 Annual Meeting of Shareholders to be held at 1:30 p.m. on Tuesday, May 13, 2003, in the Rooftop Ballroom of the Omni Parker House, 60 School Street, Boston, Massachusetts, and at any adjournment thereof (the “Meeting”). The Company’s principal executive offices are located at 30 Porter Road, Littleton, Massachusetts 01460. This Proxy Statement and the accompanying proxy card are expected to be mailed on or about April 16, 2003 to all shareholders entitled to vote at the Meeting.

Viisage’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies for the following purposes: (i) to ratify the Board’s decision to fix the number of directors at eight and the number of Class I directors at three; (ii) to elect two Class I directors, comprising the class of directors to be elected for the term expiring in 2006; (iii) to approve an amendment to Viisage’s 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder; and (iv) to ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2003.

Stockholders Entitled to Vote

At the close of business on March 27, 2003, the record date for the Meeting, there were outstanding and entitled to vote 20,259,647 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Only shareholders of record at the close of business on March 27, 2003 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization or voting instructions from the beneficial owner to vote the owner’s shares on a particular proposal. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors), whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. In the election of directors, the nominee receiving the highest number of affirmative votes will be elected.

Shares represented by proxy will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominees for director, for the other proposals, and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Meeting.

A shareholder who returns a proxy card may revoke it at any time before the shareholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

PROPOSAL 1 — RATIFICATION OF BOARD’S DECISION TO FIX THE NUMBER OF

DIRECTORS AT EIGHT AND THE NUMBER OF CLASS I DIRECTORS AT THREE

Pursuant to the Company’s Restated Certificate of Incorporation and By-Laws, the Board has fixed the number of directors at eight. In addition, the Restated Certificate of Incorporation also provides that directors shall be divided into three classes of approximately the same number of directors; the Board has fixed the number of Class I directors at three, Class II directors at two and Class III directors at three.

Shareholder ratification of the Board’s decision to fix the number of directors at eight, and the number of Class I directors at three, is not required by the Company’s By-Laws or otherwise. The Board of Directors, however, is submitting the matter for shareholder ratification as a matter of good corporate practice. If the shareholders fail to ratify fixing the number of directors at eight and the number of Class I directors at three, the Board will review and consider its reasons for expanding the Board and the number of Class I directors and may nonetheless decide that it is in the best interest of the Company and its shareholders to fix the number of directors at eight and the number of Class I directors at three.

The Board recommends a vote “FOR” the ratification of its decision to fix the number of directors at eight and the number of Class I directors at three.

PROPOSAL 2 — ELECTION OF DIRECTORS

General

Two Class I directors are to be elected at the Meeting to serve three-year terms expiring at the 2006 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for the Company’s nominees: Denis K. Berube and Charles E. Levine. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy (unless another nominee is indicated in any particular proxy). Messrs. Berube and Levine have consented to serve as directors of the Company, and the Board of Directors has no reason to believe that they will be unavailable for service.

The Board has not yet identified a nominee for the third Class I director seat; therefore, only two Class I directors are to be elected at the Meeting, and one of the Class I director seats will be vacant. In addition, because John C. Gannon, one of our Class III directors, resigned from the Board in 2002 (as more fully described below in the section titled “Meetings of the Board of Directors and Committees”), one of the Class III director seats is also vacant. Under the Company’s By-Laws, the Board of Directors has the authority to fill vacancies on the Board of Directors, including vacancies created by an increase in the number of directors or by the resignation of a director. Accordingly, the Board of Directors will have the authority to appoint one additional Class I director and currently has the authority to appoint one additional Class III director at its discretion. Any additional Class I director so appointed would hold office for the remainder of the term of office of Class I directors, which expires at the 2006 Annual Meeting of Shareholders, and until his or her successor has been elected and duly qualified. Any additional Class III director so appointed would hold office for the remainder of the term of office of Class III directors, which expires at the 2005 Annual Meeting of Shareholders, and until his or her successor has been elected and duly qualified.

The Board recommends a vote “FOR” the proposed nominees to the Board.

Composition of the Board

The Company’s Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three-year term.

The Class II directors (whose terms expire in 2004) are Harriet Mouchly-Weiss and Paul T. Principato. The Class III directors (whose terms expire in 2005) are Peter Nessen and Thomas J. Reilly. There are no family relationships between any of the directors or executive officers of the Company.

The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company’s Common Stock is reported in the section entitled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Nominees for Class I Director

Denis K. Berube, 60, has been the Chairman of the Board of Directors of Viisage since the Company’s incorporation in 1996. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies (“Lau”). Lau is the largest holder of Viisage Common Stock, directly owning approximately 31% of its issued and outstanding Common Stock. Mr. Berube has been employed at Lau since 1990.

Charles E. Levine, 50, retired in September 2002 from his position as President of Sprint PCS, a position he had held since January 1997. Before joining Sprint PCS, Mr. Levine served as Senior Vice President of Octel Services, a provider of voice systems services, from October 1994 through September 1996. Mr. Levine currently also serves as a member of the Board of Directors of At Road, Inc., a wireless applications provider.

Directors Whose Terms Expire at the 2004 Annual Meeting (Class II Directors)

Harriet Mouchly-Weiss, 60, has served as a director of Viisage since its incorporation in May 1996. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in January 1993 and has served as its managing partner since that time. Ms. Mouchly-Weiss currently also serves as a member of the Board of Directors of American Greeting Corp.

Paul T. Principato, 49, has served as a director of Viisage since May 2001 and as Chief Financial Officer of Lau since its incorporation in March 1990. Prior to 1990, Mr. Principato served as Controller at Barry Wright Corp.

Directors whose terms expire at the 2005 Annual Meeting (Class III Directors)

Peter Nessen, 67, has served as a director of Viisage since its incorporation in May 1996. In January 2003, Mr. Nessen was appointed to serve, pending legislative approval, as the Secretary of the Executive Office of Education of the Commonwealth of Massachusetts. Mr. Nessen has been Chairman of the Board of NCN

Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School.

Thomas J. Reilly, 64, has served as a director of Viisage since its incorporation in May 1996. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, where he became a partner in 1975.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors held 10 meetings during 2002, and each director attended at least 75% of all meetings of the Board and any committee on which he or she served. At the 2002 Annual Meeting of Shareholders, John C. Gannon was elected to serve as a Class III director. Mr. Gannon resigned from the Board of Directors in August 2002 when he joined the White House Transition Team for the proposed Department of Homeland Security. Mr. Gannon attended each of the meetings of the Board of Directors held between the time of his election and his resignation.

The Board has established a Compensation Committee, Audit Committee, and Marketing Committee, all of the members of which are independent directors. The Compensation Committee, comprised of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Amended and Restated 1996 Directors Stock Option Plan, the Second Amended and Restated 1996 Management Stock Option Plan, and the 1997 Employee Stock Purchase Plan. The Audit Committee, comprised of Messrs. Nessen (chair) and Reilly, and Ms. Mouchly-Weiss, meets at least quarterly to review the Company’s quarterly financial releases. Each member of the Audit Committee is “independent” within the meaning of Section 4200 of the National Association of Securities Dealers’ Marketplace Rules. In February 2003, the Audit Committee adopted a revised charter, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee performs the functions described in the report included in this proxy statement under the caption “Board Audit Committee Report.” The Marketing Committee, comprised of Ms. Mouchly-Weiss (chair), Mr. Nessen, and Mr. Levine, reviews and makes recommendations regarding the Company’s marketing strategy and plans. During 2002, the Compensation Committee met three times, the Audit Committee met four times, and the Marketing Committee met four times. The Company does not have a nominating committee of the Board of Directors, and the Board of Directors undertakes all nominating functions.

Compensation of Directors

Pursuant to the Company’s 2001 Stock in Lieu of Cash Compensation for Directors Plan (the “Director Compensation Plan”) each director received aggregate compensation valued at $60,000 for his or her service as a director in 2002. Four of the directors, Messrs. Berube, Nessen and Reilly and Ms. Mouchly-Weiss, elected, in accordance with the Director Compensation Plan, to take all of this compensation in shares of the Company’s Common Stock valued at the closing price of $6.16 on the Nasdaq National Market on February 20, 2002. Accordingly, each of such directors received 9,740 shares of Common Stock. The remaining two directors, Messrs. Levine and Principato, elected, in accordance with the Director Compensation Plan, to take $40,000 of this compensation in Common Stock and $20,000 of this compensation in cash. Accordingly, each of Messrs. Levine and Principato received 6,493 shares of Common Stock. Directors did not receive any additional cash or fees for attending Board or committee meetings. However, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meetings.

Directors also receive grants of nonqualified options under the Company’s 1996 Director Stock Option Plan, as amended (the “Director Option Plan”). In 2002, the Company granted each of the six directors an option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant. On February 25, 2003, the Company granted each of the six directors an additional option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant.

Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued upon the exercise of options outstanding under its stock option plans and the number of shares that have been issued under all of its other equity compensation plans as of December 31, 2002. The figures below do not include any increase in the shares reserved for issuance under the 1996 Management Stock Option Plan described in Proposal 3.

Plans	Number of Shares Subject to Outstanding Options/Shares Issued under Plan	Weighted- Average Exercise Price of Outstanding Options/Shares Issued under Plan	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
1996 Management Stock Option Plan	2,260,203	$4.6205	534,451
1996 Director Stock Option Plan	309,792	$5.7509	180,000
1997 Employee Stock Purchase Plan	—	—	164,061
2001 Stock in Lieu of Cash Compensation for Directors Plan	343,992	$1.8896	456,008
Total:	2,913,987	$4.4183	1,334,520

Each of the plans listed above was approved by the stockholders of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company. No interlocking relationship exists between our board or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL 3 — AMENDMENT TO

SECOND AMENDED AND RESTATED 1996 MANAGEMENT STOCK OPTION PLAN

The Second Amended and Restated 1996 Management Stock Option Plan (the “Management Plan”) was adopted by the Board of Directors on June 17, 1996, and ratified by Lau in its capacity as sole shareholder of the Company prior to its initial public offering, to provide selected officers and employees with an opportunity to have an ownership interest in the Company and to attract, retain and motivate such officers and employees. The Management Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Mr. Reilly (chair), Ms. Mouchly-Weiss and Mr. Nessen. Options under the Plan may be either (a) ”incentive options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) options that do not qualify under Section 422 of the Code (“nonqualified options”). The Management Plan has been amended from time to time to increase the number of shares available for issuance under the plan. On February 12, 2003, the Board voted, subject to shareholder approval at this Meeting, to further amend the Management Plan to increase the number of shares reserved for issuance under the plan from 3,807,100 to 4,807,100, to make 1,000,000 additional shares available for issuance under the Management Plan. As of March 27, 2003, options to purchase a total of 2,163,537 shares of Common Stock were outstanding with exercise prices between $.9375 and $12.25, and options for 319,935 shares remain available for issuance. The following summary of the Management Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Plan, which is attached as Appendix B to this proxy statement.

Participation.    Officers and key employees of the Company, but not directors, are eligible to receive options under the Management Plan.

Terms of Grants.    The exercise price of incentive options under the Management Plan may not be less than the fair market value of the underlying shares on the date of grant, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, in which case the exercise price may not be less than 110% of such fair market value. The exercise price of nonqualified options is to be determined by the Compensation Committee at the time of option issuance. Each option under the Management Plan will have a term not to exceed ten years, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, with respect to which the term may not exceed five years. The Compensation Committee determines the vesting schedule with respect to any grant of options. All options are subject to adjustment in certain events.

Option grants under the Management Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in footnotes to the Company’s financial statements, the pro-forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Amendment and Termination.    The Management Plan may be amended from time to time by the Compensation Committee of the Board of Directors, subject to the rights of previously issued options, except that any such amendment will require shareholder approval in certain circumstances. Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, will be restored and made available for reissuance of additional options under the Management Plan. The existing options contain reload option features.

Transferability of Options.    Generally, an option is not transferable except by will or by the laws of descent and distribution.

Federal Tax Treatment.    Options granted under the Management Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or nonstatutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options:    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. Upon a qualifying disposition, the optionee will recognize a long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

Nonstatutory Options:    Taxable income is generally not recognized by an optionee upon the grant of a nonstatutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

2002 Grants Under the Management Plan.    The following table sets forth the number of outstanding options granted during 2002 under the Management Plan to the specified individuals and groups.

Name and Position	Number of Options
Bernard C. Bailey, President and Chief Executive Officer	720,000
Thomas J. Colatosti President and Chief Executive Officer	—
Iftikhar A. Ahmad Vice President of Engineering	60,000
Sean F. Mack Vice President, Controller and Treasurer	15,000
Michael Mazzu Vice President of Biometric Engineering	50,000
Cameron Queeno Chief Marketing Officer	25,000
All current executive officers as a group (4 persons)	1,010,000
All employees who were not executive officers as a group (46 persons)	508,000

As of March 27, 2003, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase that is the subject of this Proposal 3. Further, the Company has not committed or designated any of the additional shares of Common Stock subject to this Proposal 3 for grants under the Management Plan.

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Management Plan. Should such stockholder approval not be obtained, then the 1,000,000 share increase to the share reserve under the Management Plan will not occur, and no additional options or stock issuances will be made on the basis of such increases. The Management Plan will, however, continue in effect, and option grants may continue to be made under the Management Plan until all the shares available for issuance under the Management Plan have been issued pursuant to such option grants.

The Board recommends a vote “FOR” the amendment to the Management Plan to increase the number of shares available for issuance thereunder from 3,807,100 to 4,807,100.

PROPOSAL 4 — RATIFICATION OF SELECTION

OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the accounting firm of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent public accountants for the year ending December 31, 2003.

Shareholder ratification of the selection of BDO Seidman is not required by the Company’s By-laws or otherwise. The Board of Directors, however, is submitting the selection of BDO Seidman to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

BDO Seidman representatives are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

Audit Fees.    The aggregate fees billed for professional services rendered by BDO Seidman for the audit of Viisage’s annual financial statements for the year ended December 31, 2002, and the reviews of Viisage’s financial statements included in the Company’s Form 10-Q during the year ended December 31, 2002, totaled $151,250.

Financial Information Systems Design and Implementation Fees.    There were no fees billed for professional services rendered by BDO Seidman for design and implementation of financial information systems for the year ended December 31, 2002.

All Other Fees.    The aggregate fees billed for professional services rendered by BDO Seidman for services other than its audit and review of Viisage’s financial statements during the year ended December 31, 2002, totaled $82,340. A substantial portion of the fees in this category related to services traditionally provided by auditors, including work performed in connection with registration statements, acquisitions and income tax services.

The Audit Committee has determined that BDO Seidman’s provision of services other than for its audit and reviews of Viisage’s financial statements is compatible with maintaining the independence of BDO Seidman.

The Board recommends a vote “FOR” the ratification of BDO Seidman as the Company’s independent public accountants for the year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 27, 2003, the beneficial ownership of Common Stock by (i) each person who is known to the Company to beneficially own 5% or more of the Company’s Common Stock, (ii) each director and director nominee, (iii) each executive officer of Viisage for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. With respect to persons owning 5% or more of the Company’s Common Stock, the Company has relied on documents filed with the Securities and Exchange Commission indicating holdings which are current through approximately March 27, 2003.

Name (and Address of Beneficial Owner of More than 5%)(1)	Shares Beneficially Owned(2)	Percent
Beneficial Owners of 5% or more
Joanna T. Lau(3)	6,363,196	31.4%
Lau Technologies	6,178,467	30.5%
Directors and Executive Officers
Denis K. Berube(4)	6,363,196	31.4%
Harriet Mouchly-Weiss(5)	148,202	*
Charles E. Levine(6)	155,872	*
Peter Nessen(7)	70,488	*
Paul T. Principato(8)	91,516	*
Thomas J. Reilly(9)	100,734	*
Thomas J. Colatosti(10)	400	*
Iftikhar Ahmad(11)	114,705	*
Bernard C. Bailey(12)	125,000	*
Sean F. Mack(13)	39,951	*
Michael Mazzu(14)	54,051	*
Cameron Queeno(15)	11,666	*
All directors, nominees and named executive officers as a group (12 persons)(16)	7,275,781	35.9%

*	Indicates holdings of less than one percent of the 20,259,647 shares issued and outstanding as of March 27, 2003.
(1)	The address of Ms. Lau and Lau Technologies is c/o Lau Technologies, 30 Porter Road, Littleton, Massachusetts 01460.
(2)	Unless otherwise noted, each person identified possesses sole voting and investment power over the shares owned.
(3)	Includes 6,178,467 shares held by Lau Technologies. Ms. Lau owns approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 75,496 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 108,233 shares owned by Mr. Berube directly. Ms. Lau disclaims beneficial ownership of the 75,496 shares issuable to Mr. Berube and the 108,233 shares owned by Mr. Berube.
(4)	Includes 6,178,467 shares held by Lau Technologies. Mr. Berube’s spouse, Joanna Lau, owns approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 75,496 shares issuable to Mr. Berube pursuant to stock options, and 108,233 shares owned by Mr. Berube directly. Mr. Berube disclaims beneficial ownership of the 6,178,467 shares held by Lau Technologies and the 1,000 shares held by Ms. Lau.
(5)	Consists of 70,497 shares issuable pursuant to stock options and 77,705 shares owned directly by Ms. Mouchly-Weiss.
(6)	Consists of 69,136 shares issuable pursuant to stock options and 86,736 shares owned directly by Mr. Levine.
(7)	Consists of 45,000 shares issuable pursuant to stock options and 25,488 shares owned directly by Mr. Nessen.
(8)	Consists of 62,167 shares issuable pursuant to stock options and 29,349 shares owned directly by Mr. Principato.
(9)	Consists of 80,496 shares issuable pursuant to stock options and 20,238 shares owned directly by Mr. Reilly.
(10)	Consists of 400 shares held by Mr. Colatosti’s children. Mr. Colatosti disclaims beneficial ownership of his children’s shares.
(11)	Consists of 110,060 shares issuable pursuant to stock options and 4,645 shares owned directly by Mr. Ahmad.
(12)	Consists of 125,000 shares issuable pursuant to stock options.
(13)	Consists of 34,333 shares issuable pursuant to stock options and 5,618 shares owned directly by Mr. Mack.
(14)	Consists of 54,051 shares issuable pursuant to stock options.
(15)	Consists of 11,666 shares issuable pursuant to stock options.
(16)	Consists of 737,902 shares issuable pursuant to stock options and 6,537,879 shares owned directly by the executive officers and directors as a group.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid by the Company to the named executive officers for services rendered to the Company for the last three fiscal years.

	Year Ended 12/31	Annual Compensation				Long Term Compensation Awards	All Other Compensation(3)
Name and Principal Position		Salary		Bonus(1)		Securities Underlying Options(2)
Bernard C. Bailey, President and Chief Executive Officer	2002 2001 2000		$101,538 — —		$85,000 — —	720,000 — —		$1,350 — —

Thomas J. Colatosti,(4) President and Chief Executive Officer	2002 2001 2000	$ $ $	186,046 225,000 224,039	$ $ $	55,000 100,000 100,000	— 650,000 50,000	$ $ $	5,250 16,800 13,650

Iftikhar A. Ahmad, Vice President of Engineering	2002 2001 2000	$ $ $	172,885 165,000 164,423	$ $ $	32,000 75,000 25,000	60,000 50,000 50,000	$ $ $	3,073 3,600 2,466

Sean F. Mack, Vice President, Controller and Treasurer	2002 2001 2000	$ $ $	130,135 119,308 100,000	$ $ $	20,000 37,500 10,000	15,000 15,000 20,000	$ $ $	4,504 4,704 3,300

Michael Mazzu, Vice President of Biometric Engineering	2002 2001 2000	$ $	135,769 117,481 —	$ $	25,000 25,000 —	50,000 30,000 —	$ $	4,823 4,274 —

Cameron Queeno, Chief Marketing Officer	2002 2001 2000	$ $	170,000 41,442 —		— — —	25,000 25,000 —	$ $	5,100 3,300 —

(1)	The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company’s executive team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company’s and each participant’s individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the plan.
(2)	Options were granted under the Management Plan.
(3)	Amounts include 2002 401(k) plan match of $1,350 for Mr. Bailey, $5,250 for Mr. Colatosti, $3,073 for Mr. Ahmad, $4,504 for Mr. Mack, $4,823 for Mr. Mazzu and $5,100 for Mr. Queeno. The Company participates in the Lau 401(k) plan and pays its proportionate share of plan expenses based on the number of participants. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit. The Company may make discretionary contributions to the plan, subject to certain limits. Participants are fully vested in their contributions and vest 20% per year in employer contributions.
(4)	Mr. Colatosti previously served as our Chief Executive Officer until he resigned from the Company effective June 1, 2002 to pursue charitable and other business interests.

Stock Options Granted During 2002

The following table sets forth information concerning individual grants of stock options made during 2002 to the Company’s named executive officers. It has not been the Company’s policy in the past to grant stock appreciation rights, and no such rights were granted in 2002.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Year	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Bernard C. Bailey	720,000	47.4%	$3.35	8/14/12	$1,516,894	$3,844,107
Thomas J. Colatosti	—	—	—	—	—	—
Iftikhar A. Ahmad	60,000	4.0%	$6.16	2/20/12	$232,439	$589,047
Sean F. Mack	15,000	1.0%	$6.16	2/20/12	$58,110	$147,262
Michael Mazzu	50,000	3.3%	$6.16	2/20/12	$193,700	$490,873
Cameron Queeno	25,000	1.6%	$6.16	2/20/12	$62,732	$158,976

(1)	Options were granted under the Management Plan. Total of options granted does not include shares purchased pursuant to the Employee Stock Purchase Plan. All options listed vest pursuant to the terms of the individual option.
(2)	In accordance with SEC rules, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:
•	The fair market value on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and
•	The option is exercised and sold on the last day of its term for the appreciated stock price.

These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Stock Options Exercised During 2002

The following table sets forth information concerning stock option exercises during 2002 and outstanding stock options held at the end of 2002 by the Company’s named executive officers. No stock appreciation rights were exercised or outstanding during 2002.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/02 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/02 ($) Exercisable/ Unexercisable(1)
Bernard C. Bailey	—	—	125,000 / 595,000	$171,250 / $815,150
Thomas J. Colatosti	372,272	$1,047,994	25,000 / 766,065	— / $1,498,759
Iftikhar A. Ahmad	—	—	110,060 / 102,242	$122,257 / $68,390
Sean F. Mack	—	—	34,333 / 20,000	$27,468 / $6,938
Michael Mazzu	—	—	54,051 / 50,449	$53,435 / $24,02
Cameron Queeno	—	—	11,666 / 38,334	$3,833 / $7,667

(1)	Based on the $4.45 closing price of the Company’s Common Stock on December 31, 2002 on the Nasdaq National Market, minus the respective option exercise price.

Employment Agreements

In June 2002, the Company entered into a letter agreement with Bernard C. Bailey pursuant to which the Company offered Mr. Bailey the position of Chief Executive Officer of the Company, with Mr. Bailey’s employment to commence on or before September 3, 2002. The agreement provides that the Company will pay Mr. Bailey an annual salary of $300,000 and a signing bonus of $85,000. Mr. Bailey is also eligible to receive a performance-based cash bonus. Additionally, the agreement provides that the Company will pay Mr. Bailey severance equal to twelve months’ salary if the Company terminates his employment without cause, provided that the severance payments would be reduced or eliminated if Mr. Bailey begins employment elsewhere during the twelve month severance period. Pursuant to the agreement, during the time of his employment with the Company and for a period of two years after his employment, Mr. Bailey cannot engage in any business that competes with the Company’s business, and he cannot solicit any of the Company’s employees. In addition, Mr. Bailey is required to maintain the confidentiality of the Company’s business information.

On August 14, 2002, Mr. Bailey was issued an option to purchase 720,000 shares of Common Stock with an exercise price of $3.35 per share, of which 125,000 options vest and become exercisable on January 1, 2003, 2004 and 2005 and the balance vest as the market capitalization of the Company reaches amounts between $400 million and $1 billion, provided he is employed by the Company on the vesting date. The vesting of Mr. Bailey’s options will be accelerated if there is a change in control of the Company and the options fully vest if he is employed by the Company on May 14, 2012.

In October 2002, the Company entered into a letter agreement with James Ebzery pursuant to which the Company offered Mr. Ebzery the position of Senior Vice President, Sales and Marketing. In December 2002, the Company entered into similar letter agreements with each of William Aulet, pursuant to which the Company offered Mr. Aulet the position of Senior Vice President and Chief Financial Officer, and Jack Dillon, pursuant to which the Company offered Mr. Dillon the position of Senior Vice President, Government Solutions. The agreements provide that the Company will pay Mr. Ebzery, Mr. Aulet and Mr. Dillon annual base salaries of $215,000, $175,000 and $200,000, respectively, subject to annual review by the Compensation Committee, and that each is eligible to receive a performance-based cash bonus.

In addition, during each of the executive’s employment with the Company and for a period of two years after the termination of the executive’s employment, each of the executives is restricted from engaging in any business that competes with the Company’s business and from soliciting any employees of the Company. The executives have also agreed to maintain the confidentiality of the Company’s business information.

The agreements further provide that Mr. Ebzery and Mr. Aulet will each receive an option under the Management Plan to purchase 200,000 shares of Common Stock with exercise prices of $4.04 and $4.35, respectively. Mr. Dillon will receive an option under the Management Plan to purchase 75,000 shares of Common Stock with an exercise price of $4.08 per share. Each of the options vests in equal annual installments over three years, provided that vesting will be accelerated if there is a change in control of the Company. Additionally, the agreements provide that the Company will pay each of Mr. Ebzery, Mr. Aulet and Mr. Dillon severance equal to six months’ salary if:

•	the Company terminates the executive’s employment other than for cause; or

•	the executive resigns from the Company under circumstances in which the Company has failed to continue his employment in a position of Senior Vice President in the case of Mr. Ebzery or Mr. Dillon, or in a position of Vice President in the case of Mr. Aulet, has reduced the executive’s compensation in bad faith or has changed the executive’s job location by more than 50 miles.

Board Compensation Committee Report on Executive Compensation.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and managing compensation policies for the Company’s executive officers and for making decisions about awards under certain of the Company’s stock-based compensation plans in satisfaction of the Securities Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Securities Exchange Act of 1934, as amended, and section 162(m) of the Internal Revenue Code. This report outlines the Company’s compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the “executive officers”).

The Committee’s compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company’s success with respect to shareholder value creation and to ensure the Company’s ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and stock options.

In making its decisions, the Committee uses the services of an outside compensation consultant as needed. The Committee considers a range of factors it believes to be relevant, including the Company’s pay levels relative to competitive norms. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer companies and national compensation surveys of technology companies of similar size and complexity. The Committee also considers the Company’s achievements over the past year, the individual’s contributions to the Company’s success, the roles and responsibilities of each executive and the internal equity of pay relationships.

The Committee manages an Executive Incentive Compensation Plan, described in the section titled “Executive Compensation” above, under which awards are linked to the achievement of predetermined financial goals such as earnings and revenue growth, as well as individual objectives. The Committee assigns performance measures annually on the basis of the Company’s key objectives. All executive officers are eligible to participate in this incentive compensation plan.

Options granted in 2002 to executive officers under the Management Plan have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless shareholder value is created, and vesting requirements that are linked to an extended service requirement. In determining the magnitude of the awards, the Committee considers competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this option plan.

Compensation for 2003 generally reflects levels required to retain executives. Following its annual review of compensation after the close of 2002, the Committee made adjustments in executive officers’ salaries to reflect competitive norms.

COMPENSATION COMMITTEE

Thomas J. Reilly, Chairman

Harriet Mouchly-Weiss

Peter Nessen

Board Audit Committee Report

The Company’s Audit Committee oversees the Company’s accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages the Company’s independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	select and engage the Company’s independent accountants;

•	serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems;

•	review and approve the scope of the annual audit, non-audit services to be performed by the independent accountants and the independent accountants’ audit and non-audit fees;

•	review and appraise the audit efforts of the Company’s independent accountants;

•	evaluate the Company’s financial reporting and compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies;

•	recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee has:

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management and the independent accountants, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 with the independent accountants;

•	met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

•	considered whether the provision of services represented under the heading “All Other Fees” set forth on page 8 is compatible with maintaining BDO Seidman’s independence.

The Audit Committee has also received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (entitled “Independence Discussion with Audit Committees”), has discussed the independence of the independent accountants and considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independence, and has satisfied itself as to the independence of the independent accountants.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Peter Nessen, Chairman

Thomas J. Reilly

Harriet Mouchly-Weiss

STOCK PERFORMANCE GRAPH

Stock Performance Graph

The following performance graph assumes an investment of $100 on December 31, 1997 and compares the change to December 31, 2002 in the market price of the Company’s Common Stock with two broad market indexes, the S&P 500 and the Russell 2000. The Company paid no dividends during the periods shown, whereas the performance of the indices is shown on a total return, dividend reinvestment basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to its incorporation in Delaware on May 23, 1996 and its November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock. As of March 27, 2003, Lau directly owned approximately 31% of the issued and outstanding Viisage Common Stock.

On January 10, 2002, Viisage acquired the assets of Lau Security Systems, a division of Lau, including all of its intellectual property, contracts and distribution channels. The intellectual property acquired from Lau included, among other things, thirty-one U.S. or foreign patent grants or applications for inventions relating to facial recognition technologies or the production of identification cards, the patent acquired by Lau from Daozeng Lu and Simon Lu for verifying the identity of an individual using identification parameters carried on an escort memory, and numerous invention disclosures that are being considered for patent application. The transaction also included an exclusive license of Lau’s rights to use the patented facial recognition technology it licensed from MIT for use in the federal access control field. As a result of this transaction, certain obligations on the part of Viisage to license intellectual property to Lau were terminated. The Company assumed certain liabilities related to the acquired business and will pay Lau a royalty of 3.1% of facial recognition revenues over the next twelve and a half years, up to a maximum of $27.5 million.

In connection with the asset transfer described above, the Company and Lau terminated an existing Administration and Services Agreement (the “Services Agreement”), pursuant to which Lau had provided certain general accounting, data processing, payroll, human resources, employee benefits administration, shipping and receiving, and certain executive services to the Company. The termination was effective February 1, 2002, and the Company is now performing these tasks internally.

The Company and Lau are parties to a Use and Occupancy Agreement for the Company’s use of certain office space for its corporate headquarters, which has been extended through January 31, 2004. The Use and Occupancy Agreement requires the Company to pay its proportionate share of the cost of shared facilities and office services including rent, insurance, property taxes, utilities, and other operating expenses, based on square footage or equipment utilized. The 2002 annual fee for facilities and services was approximately $699,000.

On March 18, 2002, Viisage acquired the capital stock of Biometrica Systems, Inc. (“Biometrica”), a former licensee and distributor of Viisage’s facial recognition technologies in the casino market, for approximately $2.5 million in cash. In addition, the Company will make an annual earnout payment over the next five years equal to 5% of gross revenues received by the Company’s gaming business unit each year. In 2002, the Company made the first earnout payment of approximately $12,000. Biometrica’s assets include, among other things, intellectual property relating to the BiometriCam, a compact camera with built-in facial recognition software.

License Arrangements

Pursuant to the asset sale described above, the Company has terminated all license agreements with Lau, except to the extent that Lau has agreed to enter into sub-licensing arrangements with the Company with respect to certain technology that Lau is holding on the Company’s behalf. This includes an arrangement whereby Lau sub-licenses to the Company all of its rights under a license agreement dated August 20, 1996 between Facia Reco Associates and Lau.

Consulting Agreements

In connection with the purchase of the business of Lau Security Systems, the Company entered into consulting agreements with Denis K. Berube, Executive Vice President and Chief Operating Officer of Lau and Chairman of the Board of the Company, and Joanna Lau, President and Chief Executive Officer of Lau and the beneficial owner of more than 5% of the Company’s outstanding stock. Under the consulting agreements, each of Mr. Berube and Ms. Lau will receive annual compensation of $125,000. Each agreement terminates at the earlier of the tenth anniversary or the commencement of the consultant’s full-time employment elsewhere.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq National Market (“Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal year 2002.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of shareholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2004 Annual Meeting of Shareholders, such proposals must be received by the Company for inclusion in the Company’s Proxy Statement and proxy card relating to that meeting no later than December 17, 2003.

Pursuant to Rule 14a-4(c) of the Exchange Act, if a shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders does not notify the Company of such proposal on or prior to March 2, 2004, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2004 Proxy Statement.

SOLICITATION EXPENSES

The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains EquiServe Trust Company N.A. as its transfer agent, which assists in the distribution of proxies.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Board Compensation Committee Report on Executive Compensation,” “Board Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing. In addition, such sections of this Proxy Statement shall not be deemed to be “soliciting material.”

OTHER DOCUMENTS

Upon written request by anyone who is a shareholder as of the record date, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K. Such written request should be sent to the attention of the Controller, Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 2003 Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF  VIISAGE TECHNOLOGY, INC.

As Amended on February 12, 2003

Organization

One committee of the board of directors (the “Board”) of Viisage Technology, Inc. (the “Company”) will be known as the Audit Committee (the “Committee”). The membership of the Committee shall consist of not fewer than three independent directors, as such term is defined by the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (“Commission”) and the applicable Nasdaq rules. No member shall be an affiliate of the Company (as defined by the Commission) other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board. No member shall receive any compensation from the Company, other than for service as a director and as a member of committees of the Board. Each Committee member must also meet the financial literacy requirements for serving on audit committees, and at least one member must be a “financial expert”, as defined by the Commission and must have accounting or related financial management expertise, as set forth in the applicable Nasdaq rules.

One member of the Committee shall serve as Chair, who shall be responsible for leadership of the Committee, including scheduling meetings when necessary, presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also serve as a liaison between the Committee, the Company’s management, internal auditors, if any, and independent accountants.

Function

The primary function of the Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. This will include but is not limited to, oversight of the integrity of the Company’s financial statements, the Company’s systems of internal controls and disclosure controls and procedures, the Company’s compliance with applicable law and ethics programs, and the annual independent audit of the Company’s financial statements. The Committee shall be directly responsible for the appointment, oversight and compensation of the Company’s independent auditor, subject to shareholder ratification, and for oversight of the Company’s internal audit function, if any. The Committee may also have such other duties as may from time to time be assigned it by the Board.

I.    General responsibilities

A.    The Committee shall provide and maintain open avenues of communication among the Company’s management, employees, the independent accountant and the Board. The Committee shall receive and treat all complaints received by the Company regarding accounting, internal accounting controls and auditing matters and employee concerns regarding questionable accounting or auditing matters.

B.    The Committee must report Committee actions to the full Board and may make appropriate recommendations.

C.    The Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee shall have the authority and budget to retain independent counsel, accountants or others it needs to assist in carrying out its responsibilities.

D.    The Committee will meet at least four times each year, and may meet more frequently if circumstances dictate. The Committee will meet as necessary with members of management or others to receive all pertinent information from management.

E.    A Committee member should not vote on any matter in which he is not independent.

F.    The Committee will do whatever else the law, the Company’s charter or bylaws or the Board require.

II. Responsibilities	for engaging independent accountants and appointing financial management

A.    The Committee will select, retain, oversee and terminate, if necessary, the independent public accountants for Company audits. The Committee will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

B.    The Committee will confirm and assure the independence of the independent accountant. The Committee will obtain annually from the independent accountants a formal written statement describing all relationships between the auditors and the Company, consistent with the Independence Standards Board Standard Number 1. The Committee shall discuss with the independent accountants any relationships that may affect their objectivity and independence, and the Committee may take, or recommend that the Board take, appropriate actions to oversee itself as to the auditors’ independence. The Committee will also consider whether the provision of any services by the independent accountants not related to the audit of the annual financial statements and the review of the interim financial statements is compatible with maintaining the auditor’s independence. No non-audit services shall be provided by the independent accountants unless the provision of such services is approved in advance by the Committee (or by the Committee Chair), as required by the Sarbanes-Oxley Act of 2002, and complete and adequate disclosure of the services and the approval is made.

C.    The Committee shall evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the public accountant and taking into account the opinions of management and the Company’s internal auditors.

D.    The Committee shall consider whether hiring employees or former employees of the independent accountants is consistent with maintaining the auditor’s independence.

E.    The Committee will consider, in consultation with the independent accountant and the CFO, controller or internal auditor of the Company, if any, the audit scope and procedural plans made by the independent accountant.

F.    The Committee will meet with management and the primary independent auditor to consider possible needs to engage additional auditors. The Committee will decide whether to engage an additional firm and, if so, which one.

G.    The Committee will make sure that the CFO, controller or internal auditor, if any, and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, to reduce redundancy and to allocate the audit resources effectively.

H.    The Committee will review, and have veto power over, the appointment, replacement, reassignment or dismissal of the financial management of the Company, including any CFO, controller and/or internal auditor, as applicable.

III. Responsibilities	for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

A.    The Committee will ascertain that the independent accountant views the Board and the Committee as its client, that it will be available to meet with the Committee at least annually, and that it will provide the Committee with a timely analysis of significant financial reporting issues.

B.    The Committee will ask management and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them, including the Company’s risk assessment and risk management policies.

C.    The Committee will review the following with the independent accountant and the CFO, controller or internal auditor, as applicable:

1.    The adequacy of the Company’s internal control procedures and practices for accomplishing proper financial management including computerized information system controls, security, budgets, results, responsibilities, plans and staffing, and the Company’s internal control procedures and practices for safeguarding assets and complying with the Company’s policies and ethical practices.

2.    As required by Section 302 of the Sarbanes-Oxley Act of 2002, review and discuss with management, the outside auditor and the internal auditor, if any, the Company’s disclosure controls and procedures, any deficiencies in such disclosure controls and procedures and any fraud.

3.    Any significant findings and recommendations made by the independent accountant, together with management’s responses to them.

4.    Any significant changes in the Company’s accounting principles or financial reporting practices.

D.    Shortly after the annual audit is completed, the Committee will review the following with management and the independent accountant:

1.    The Company’s annual financial statements and related footnotes.

2.    The independent accountant’s audit of and report on the financial statements. The Committee’s discussions with management and the independent accountants shall include matters required to be discussed under Statement of Auditing Standards (“SAS”) No. 61.

3.    The auditor’s qualitative judgments about the appropriateness, as well as the acceptability, of accounting principles and financial disclosures, including the aggressive (or conservative) nature of the accounting principles and underlying estimates.

4.    Any difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of activities or access to required information. The Committee shall review any management letter provided by the auditor and the Company’s response to that letter.

5.    Compliance with applicable regulatory and financial reporting requirements.

6.    All other matters about the audit procedures or findings that GAAP requires the auditors to discuss with the Committee.

E.    Based upon the Committee’s review of the audited financial statements, the Committee shall make recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

F.    The Committee will review annual filings with the SEC and other published documents containing the Company’s financial statements, and will consider whether the information in the filings is consistent with the information in the financial statements.

G.    The Committee will review and discuss with the CFO, controller or internal auditor and the independent accountants the information contained in the interim financial reports to be filed with the Commission, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations” and critical accounting policies and the matters required to the discussed by SAS No. 61, before those interim reports are released to the public or filed with the SEC or other regulators.

H.    The Committee will review and discuss with management and the independent accountants the earnings announcements and earnings guidance provided to analysts and rating agencies (generally or on a case-by-case basis) prior to their release.

I.    The Committee will prepare a report as required by the rules of the Commission for inclusion in the Company’s annual proxy statement that describes the Committee’s composition and responsibilities, and how the responsibilities were fulfilled.

J.    At least annually, obtain and review a report by the outside auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the independent auditor and the company.

IV.    Periodic responsibilities

A.    Review the Committee’s charter annually and recommend any proposed changes to the Board for approval.

B.    Review and approve any material transaction between the Company and any director or executive officer of the Company (or any person or entity controlled by or controlling such director or officer, or in which such director or officer has a direct or indirect material financial interest). Prior to approval, the Committee shall consider whether such transaction would be in the best interests of the Company. If approved, the Committee should review the public disclosure of such transaction prior to such disclosure.

C.    Review policies and procedures governing officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

D.    Review matters that the Committee determines may have a material effect on the organization’s financial statements, compliance policies and programs, and reports with regulators.

E.    Meet at least quarterly with the independent accountant, management and internal auditor in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

F.    Conduct an annual self-evaluation of the performance of the Committee.

G.    Establish procedures for (i) receipt, retention and treatment of complaints received by the Company from external sources regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audits or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

APPENDIX B

VIISAGE TECHNOLOGY, INC.

SECOND AMENDED AND RESTATED

1996 MANAGEMENT STOCK OPTION PLAN

Section 1 — Purpose

The Purpose of this Second Amended and Restated 1996 Management Stock Option Plan (this “Plan”) is to advance the interest of Viisage Technology, Inc. (the “Company”), a Delaware corporation, by providing an opportunity to selected officers and employees of the Company to purchase common stock of the Company. By encouraging such stock ownership, the Company and its parent seek to attract, retain and motivate officers and employees. It is intended that this purpose will be effected by issuance of nonqualified stock options (“nonqualified options”) and incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“incentive options”).

Section 2 — Effective Date

The Plan shall be effective as of May 8, 2001, the date as of which it was adopted by the stockholders of the Company (the “Effective Date”). On July 21, 1997, the Board voted to amend the Plan, subject to shareholder approval, to authorize an additional 701,000 shares under the Plan to increase the number of shares available under the Plan to 2,057,100 shares. On January 26, 2000, the Board voted to further amend the Plan, subject to shareholder approval, to authorize an additional 750,000 shares under the Plan to increase the number of shares available under the Plan to 2,807,100 shares. On March 20, 2001, the Board voted to further amend the Plan, subject to shareholder approval, to authorize an additional 1,000,000 shares under the Plan to increase the number of shares available under the Plan to 3,807,100 shares

Section 3 — Stock Subject to the Plan

Options issued under this Plan shall be exercisable for the Company’s common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate three million eight hundred seven thousand one hundred (3,807,100) shares of the common stock, $.001 par value, of the Company (the “Shares”), subject to adjustment as provided in Sections 9 and 10 below. Any Shares subject to an option which for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

Section 4 — Administration

This Plan shall be administered by a committee of two or more non-employee members of the Board of Directors of the Company appointed by the Board (the “Committee”), each of whom meets any applicable requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision, as applicable to the Company at the time (“Rule 16b-3”). Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

Section 5 — Eligible Participants

Incentive options may be issued to such management employees of the Company as are selected by the Committee. Nonqualified options may be issued to such officers or management employees of the Company as are selected by the Committee. Options under this Plan may not be issued to members of the Board of Directors of the Company. No employee may be granted options to acquire, in the aggregate, more than 1,337,000 Shares under the Plan (subject to adjustment as provided in Sections 9 and 10 below) during any fiscal year of the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the Shares subject to such option shall be included in the determination of the aggregate number of Shares deemed to have been granted to such employee under the Plan.

Section 6 — Duration of the Plan

This Plan shall remain in effect indefinitely, unless terminated earlier pursuant to Paragraph 14 hereof, provided no incentive options may be issued after the tenth anniversary of the Effective Date. Options that are issued on or before the date of this Plan’s termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

Section 7 — Restriction on Incentive Options

Incentive options (but not nonqualified options) issued under this Plan shall be subject to the following restrictions:

(a)    Limitation on Number of Shares. To the extent that the aggregate fair market value, determined as of the date the incentive option is issued, of the Shares with respect to which incentive options are exercisable for the first time by an employee during any calendar year exceeds $100,000 (the “$100,000 limitation”), the portion of such option which is exercisable in excess of such $100,000 limitation shall be treated as a nonqualified option. In the event that an employee is eligible to participate in any other incentive stock option plan of the Company intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall apply to the aggregate number of Shares for which incentive stock options may be issued under all such plans.

(b)    10% Stockholder. If any employee to whom an incentive option is issued pursuant to the provisions of the Plan is on the date of issuance the owner of stock (as determined under Section 424 (d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the following special provisions shall be applicable to the incentive option issued to such individual:

(i)    The option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of issuance; and

(ii)    The incentive option shall not have a term in excess of five (5) years from the date of issuance.

Section 8 — Terms and Conditions of Options

Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Committee shall approve from time to time, which instruments shall evidence the following terms and conditions, and such other terms and conditions (which need not be the same in different options) not inconsistent with the Plan as the Committee may approve from time to time:

(a)    Price. Subject to the conditions on incentive options in paragraph 7(b), if applicable, the purchase price per share of stock payable upon the exercise of each incentive option issued hereunder shall be not less than one hundred percent of the fair market value of the stock on the day the option is issued. The purchase price per Share of stock payable upon exercise of each nonqualified option issued hereunder shall be determined by the Committee. Fair market value shall be determined in accordance with procedures to be established in good faith by the Committee and, with respect to incentive options, conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

(b)    Number of Shares. Each option agreement shall specify the number of Shares to which it pertains.

(c)    Exercise of Options. Subject to the conditions on incentive options in subparagraph (b)(ii) of Paragraph 7, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments, with acceleration based on such events, as the Committee may determine at the time it issues such option, provided that no incentive option shall be exercisable with respect to any Shares later than ten (10) years after the date of the issuance of such option.

(d)    Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company’s Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for  the optionee’s own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check; (iii) if permitted by vote of the Committee and stated in the Option agreement, subject to Section 13(c) below, by delivery and assignment to the Company of Shares previously owned by the optionee for more than six months and having a value equal to  the Option price; (iv) if permitted by vote of the Committee and stated in the Option agreement (and if permitted by applicable law), through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Committee.

(e)    Withholding Taxes; Delivery of Shares. The Company’s obligation to deliver Shares upon exercise of an option, in whole or in part, shall be subject to the optionee’s satisfaction of all applicable federal, state and local income and employment act withholding obligations. If permitted by vote of the Committee and stated in the stock option agreement, subject to Section 13(c) below, the optionee may satisfy the obligation, in whole or in part, (i) by electing to have Shares withheld having a value equal to the amount to be so satisfied (but not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise), or (ii) by delivery and assignment to the Company of Shares previously owned by the optionee having a value equal to the amount to be so satisfied (but unless such Shares have been owned by the optionee for more than six months, not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise). The value of Shares to be withheld or assigned shall be determined based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined.

(f)    Termination of Options. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to perform services as an employee (or in the case of nonqualified options, as an officer or employee), unless otherwise provided in the optionee’s option agreement; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

(g)    Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Share covered by this option until the purchase thereof.

(h)    Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act, and in the case of an incentive option, only if then permitted for incentive options under the Code and applicable regulations and rulings), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(i)    Repurchase of Shares by the Company. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Committee be subject to repurchase by the Company if and to the extent specifically set forth in the option agreement pursuant to which the Shares were purchased.

(j)    The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.

Section 9 — Stock Dividends; Stock Splits; Stock Combinations; Recapitalization.

In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

Section 10 — Merger; Sale of Assets; Dissolution

In the event of a change of the Company’s common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or portions thereof then unexercised and the price per share thereof shall be appropriately adjusted by the Committee to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, the Committee, in its discretion, may declare (a) that all outstanding options issued hereunder are to be terminated after giving at least 30 days’ notice to holders of outstanding options (but if the Committee determines that 30 days’ notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), (b) that any outstanding option issued hereunder shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to the option would have been entitled, or (c) that the Company or resulting corporation will purchase all outstanding options issued hereunder from the optionees at a price per Share as to which the option is outstanding, unexercised and vested equal to the difference between the price at which Shares of the Company are to be purchased or exchanged in the transaction and the option price stated in the option agreement.

Section 11 — Certain Definitions

(a)    The term “employee” shall have, for purposes of the Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder.

(b)    the term “option”, unless otherwise indicated, means either an incentive option or a nonqualified option.

(c)    the term “optionee” means an officer or employee to whom an option is issued under this Plan.

Section 12 — Reload Options

Concurrently with the award of incentive options and nonqualified options under this Plan, the Committee may authorize reload options (“Reload Options”) to purchase the number of Shares which equals, to the extent authorized by the Committee, the number of Shares previously owned by the optionee for more than six months that are delivered and assigned to the Company in payment of the exercise price of such underlying option or in payment of the optionee’s withholding tax obligation arising from the exercise of such underlying option. The issuance of a Reload Option shall become effective upon the exercise of such underlying option. Despite the fact that the underlying option may be an incentive option, a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code. The instrument evidencing each option under this Plan for which Reload Options have been authorized by the Committee shall state that Reload Options are authorized thereunder, and upon exercise of such underlying option, the Reload Option shall be evidenced by an amendment to the underlying option instrument. The option price per Share deliverable upon the exercise of a Reload Option shall be the fair market value per Share on the date the issuance of the Reload Option becomes effective, as determined by the Committee. Each Reload Option is exercisable six months from the effective date of its issuance. The term of each Reload Option shall be equal to the remaining option term of the underlying incentive option or nonqualified option with respect to which it was issued. No additional Reload Options shall be issued to optionees when options are exercised following termination of the optionee’s employment, except to the extent otherwise provided in an optionee’s option agreement.

Section 13 — Regulatory Compliance and Listing

(a)    The issuance or delivery of any Shares subject to exercisable Options hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

(b)    Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of the Exchange Act and Rule 16b-3, subject, in the case of incentive options, to applicable requirements for incentive options under the Code, the Committee may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

(c)    Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares or to make payment of any portion of a tax withholding obligation with respect to an option exercise with Shares or by withholding of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

Section 14 — Termination or Amendment of Plan

The Board of Directors shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall (a) affect any right or obligation with respect to any option theretofore issued; or (b) if this Plan has been approved by the Company’s stockholders, make any modification or amendment affecting incentive options, for which stockholder approval is required under the Code, unless such amendment or modification affecting incentive options has been approved by the stockholders. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy, nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company’s common stock is listed.

PROXY

VIISAGE TECHNOLOGY, INC.

30 Porter Road Littleton, Massachusetts

Proxy Solicited by the Board of Directors

of Viisage Technology, Inc.

for the 2003 Annual Meeting of Shareholders

The undersigned hereby appoints as proxies Bernard C. Bailey and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on March 27, 2003 at the 2003 Annual Meeting of Shareholders to be held on May 13, 2003, at 1:30 p.m. in the Rooftop Ballroom of the Omni Parker House, 60 School Street, Boston, Massachusetts and any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals one, three and four, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting. Please mark, date, sign and return this proxy card promptly.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Viisage Technology, Inc.

c/o EquiServe Trust Company, N.A.

P.O. Box 43068

Providence, RI 02940

[x]    Please mark votes as in this example.

1.	To ratify the Board of Directors’ decision to fix the number of directors at eight and the number of Class I directors at three.

For	Against	Abstain
[ ]	[ ]	[ ]

2.	Election of two Class I directors for a three-year term.

Nominees:

(01)    Denis K. Berube

(02)    Chares E. Levine

For	Withheld
[ ]	[ ]

For all nominees except as noted above

3.	To approve an amendment to the Viisage 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder from 3,807,100 to 4,807,100.

For	Against	Abstain
[ ]	[ ]	[ ]

4.	To ratify the selection of BDO Seidman, LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

For	Against	Abstain
[ ]	[ ]	[ ]

Mark here for address change and note at left    [    ].

Mark here if you plan to attend the meeting    [    ].

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.